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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        Amendment No. 1 dated October 17, 2005 to Employment Agreement dated September 1, 2003 (the "Agreement") by and between BENIHANA INC. and JUAN C. GARCIA.

        Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Agreement.

        The parties agree that the Agreement shall be amended as follows:

        The first paragraph of the Recitals of the Agreement is amended by modifying such paragraph to read in its entirety as follows:

                "The Employee is, and has been for some years, employed by the Company as its Vice President/Comptroller; and the Company is desirous of continuing the employment of Employee in the capacity of Senior Vice President - Chief Operating Administrative Officer, and Employee is desirous of continuing to be employed by the Company in such capacity on the terms and conditions hereinafter set forth."

        Section 1 of the Agreement is amended by modifying such section to read in its entirety as follows:

                "1. ENGAGEMENT AND TERM. The Company hereby continues to employ Employee and Employee hereby accepts such continued employment by the Company on the terms and conditions set forth herein, for a period commencing on the date hereof (the "Effective Date"), and ending, unless sooner terminated in accordance with the provisions of Section 4 hereof, on March 31, 2009 (the "Employment Period")."

        Section 2 of the Agreement is amended by modifying the first sentence of such section to read in its entirety as follows:

                "2. SCOPE OF DUTIES. Effective June 20, 2005,
        Employee shall be employed by the Company as its Senior Vice President - Chief Operating Administrative Officer."

        Section 3 of the Agreement is amended by modifying such section to read in its entirety as follows:

                "3.1 BASIC COMPENSATION. In respect of services to be performed by the Employee during the Employment Period, effective June 20, 2005, the Company agrees to pay the Employee an annual salary of One Hundred Forty Thousand Dollars
        ($140,000) ("Basic Compensation"), payable in accordance with the Company's customary payroll practices for executive employees."

        Section 7 of the Agreement is amended by modifying the second sentence of such section to read in its entirety as follows:

                "The Employee shall receive an allowance of $300 per month for automobile expenses, including the lease costs or purchase price, gasoline, oil and garaging."

        Except as modified herein, the Agreement remains in full force and effect in accordance with its terms without revocation or change.

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment No.1 as of the date and year first above written.

                                             BENIHANA INC.

                                             By: /s/ Joel Schwartz
                                                ---------------------------
                                                 Joel Schwartz, President


                                                 /s/ Juan C. Garcia
                                             ------------------------------
                                                 JUAN C. GARCIA